UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): June 30, 2004


                            HEALTHSOUTH Corporation
                            -----------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

          1-10315                                       63-0860407
  -----------------------                     ---------------------------------
  (Commission File Number)                    (IRS Employer Identification No.)


               One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
          -----------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (205) 967-7116
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 5.  Other Events and Required FD Disclosure.

         On June 30, 2004, HEALTHSOUTH Corporation issued a press release entitled: "HealthSouth Appoints Robert P. May as Non-Executive Chairman of the Board; Invites Charles M. Elson to join the Board of Directors."

         A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

See Exhibit Index.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HEALTHSOUTH CORPORATION


                                       By:   /s/ Gregory L. Doody
                                          ------------------------------------
                                          Name:  Gregory L. Doody
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary


Dated: June 30, 2004

                                 Exhibit Index

Exhibit No.                       Description

99                Press release of HEALTHSOUTH Corporation dated June 30, 2004.

                                                                EXHIBIT 99

News From
---------

[GRAPHIC OMITTED]


                                                          FOR IMMEDIATE RELEASE
                                                                  June 30, 2004


              HEALTHSOUTH APPOINTS ROBERT P. MAY AS NON-EXECUTIVE
                             CHAIRMAN OF THE BOARD

            Invites Charles M. Elson to join the Board of Directors

BIRMINGHAM, Ala. - HealthSouth Corporation (OTC Pink Sheets: HLSH) announced today that the Special Committee of the Board of Directors has appointed Robert
P. May as non-executive Chairman of the Board. Mr. May, who has been a member of HealthSouth's Board of Directors since October 2002, had previously served as the Company's Interim Chief Executive Officer from March 2003 until the appointment of Jay Grinney in May 2004.

Joel C. Gordon, who had been serving as HealthSouth's Interim Chairman since March 2003, has been designated Chairman Emeritus by the Special Committee in recognition of his outstanding contributions to HealthSouth. Mr. Gordon will continue to serve as a member of the Board of Directors. As announced in December 2003, HealthSouth said that Mr. Gordon would serve as Interim Chairman until such time as the turnaround of the Company was largely accomplished.

"I am honored to be taking on the role of HealthSouth's Chairman of the Board," said Mr. May. "I look forward to being of continuing assistance, along with my fellow directors, in working with the new management team as they achieve their goals of solid growth and profitability for HealthSouth."

"It has been a great privilege to serve as HealthSouth's Interim Chairman during a time of significant challenges," said Mr. Gordon. "We have come a long way since the events of March 2003 and I am very proud of HealthSouth's outstanding employees and their many accomplishments."

HealthSouth also announced today that Charles M. Elson, 44, has accepted an offer to join its Board of Directors and the Special Committee. Mr. Elson is expected to join the Board of Directors effective September 1, 2004. Mr. Elson is one of the nation's leading experts in corporate governance and is the Edgar
S. Woolard, Jr., Chair in Corporate Governance and the Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware. Mr. Elson has served as an advisor to HealthSouth's Board's Governance Committee since January 27, 2003.

"We are delighted to welcome Charles to the Board of Directors," said Jay Grinney, HealthSouth's President and Chief Executive Officer. "HealthSouth is dedicated to conducting our business with the highest level of integrity while maximizing value for its investors. I am confident that HealthSouth will benefit greatly from Charles's expertise in these and other important areas."

Mr. Elson has served on the National Association of Corporate Directors' Commissions on Director Compensation, Executive Compensation and the Role of the Compensation Committee, Director Professionalism, CEO Succession, Audit Committees, Strategic Planning, and Director Evaluation, was a member of its Best Practices Council on Coping with Fraud and Other Illegal Activity, and presently serves on that organization's Advisory Council. In addition, Mr. Elson serves as Vice Chairman of the American Bar Association's Committee on Corporate Governance and is a member of the American Bar Association's Committee on Corporate Laws. He is a graduate of Harvard College and the University of Virginia Law School, and has served as a law clerk to Judges J. Harvie Wilkinson III and Elbert P. Tuttle of the United States Court of Appeals for the Fourth and Eleventh Circuits.

About HealthSouth
HealthSouth is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, operating facilities nationwide and abroad. HealthSouth can be found on the Web at http://www.healthsouth.com.

                                      ###

           For more information contact Andy Brimmer at 205-410-2777